UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2006

TELEPHONE AND DATA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14157	36-2669023
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

30 North LaSalle Street, Suite 4000, Chicago, Illinois	60602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (312) 630-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers, Compensatory Arrangements of Certain Officers.

                On December 4, 2006, Telephone and Data Systems, Inc. (“TDS”) issued press releases announcing certain action taken on with respect to officers and directors.  Copies of such press releases are attached hereto as Exhibit 99.1 and 99.2 and are incorporated by reference herein.  The following responds to the requirements of Item 5.02 of Form 8-K.

(a)           N/A

(b)           On November 30, 2006, Sandra L. Helton resigned from the position of Executive Vice President and Chief Financial Officer of TDS effective as of the end of the day on December 31, 2006.  Ms. Helton also resigned as a director of TDS effective as of the end of the day on December 31, 2006.

(c) (1)      Kenneth R. Meyers has been appointed Executive Vice President and Chief Financial Officer of TDS effective January 1, 2007, and in such capacity will serve as principal financial officer of TDS.

(2)           Kenneth R. Meyers is 52 years old.  Mr. Meyers currently holds no positions or offices with TDS, however, Mr. Meyers does hold positions with subsidiaries of TDS, as discussed below.  There is no executory arrangement or understanding between Mr. Meyers and any other person pursuant to which he was selected to serve in such office, except for the Retention Agreement discussed below to the extent applicable.  He has no family relationship with any director or executive officer or person nominated or chosen by TDS to become a director or executive officer of TDS.  Mr. Meyers has been a director and the Executive Vice President — Finance, Chief Financial Officer and Treasurer of U.S. Cellular for more than five years.  He is also a director and officer of various subsidiaries of U.S. Cellular.  Additional information of Mr. Meyers’ business experience is set forth in the press release attached hereto as Exhibit 99.2 and incorporated by reference herein.  Since the beginning of 2005, there has not been any transaction, or series of similar transactions, and there is not currently any proposed transaction, or series of similar transactions, to which TDS or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000, in which Mr. Meyers or any of his immediate family members had or will have a direct or indirect material interest, except for ordinary compensation and benefit plan arrangements.

(3)           TDS entered into a retention agreement with Kenneth R. Meyers as of December 4, 2006 with respect to Mr. Meyers’ unvested U.S. Cellular options and restricted stock units. This agreement provides that, in the event of a qualified termination of Mr. Meyers’ employment with TDS on or after January 1, 2007, TDS will make certain payments to Mr. Meyers.  A qualified termination is a termination by TDS without cause, as defined in such agreement, or by Mr. Meyers for good reason, as defined in such agreement. The payment will consist of the sum of (1) the difference between the fair market value and the exercise price of specified unvested options to acquire U.S. Cellular Common Shares held by Mr. Meyers which are cancelled and (2) the fair market value of specified unvested restricted stock units with respect to U.S. Cellular Common Shares held by Mr. Meyers which are forfeited, in each case as a result of the qualified termination of Mr. Meyers’ employment with U.S. Cellular.  The foregoing brief description is qualified by reference to the copy of the separation agreement attached hereto as Exhibit 99.3, which is incorporated by reference herein.

(d)(1)      Kenneth A. Meyers has also been appointed as a director of TDS effective January 1, 2007 to fill the vacancy that will exist as a result of the resignation of Sandra L. Helton.  Information with respect to Mr. Meyers is set forth in item (c) above.

(2)           There is no arrangement or understanding between Mr. Meyers and any other person pursuant to which he was selected to serve as a director of TDS.

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(3)           Mr. Meyers has been appointed as a member of the Pricing Committee of the TDS board of directors effective January 1, 2007 to succeed Sandra L. Helton.

(4)           This information is set forth in item (c) above.

(5)           This information is set forth in item (c) above.

(e)           On November 30, 2006, TDS entered into an employment agreement and general release with Sandra L. Helton, which was amended on December 4, 2006.  Pursuant to this agreement, Ms. Helton will continue to serve as Executive Vice President and Chief Financial Officer of TDS through December 31, 2006 and continue to receive her current base salary and employment benefits through that date.  Under the agreement, Ms. Helton will be eligible to receive a bonus of $275,600 for 2006. Ms Helton will also be paid for unused vacation days and will receive pension and other retirement payments in accordance with the terms of the applicable plans. Pursuant to this agreement, Ms. Helton has the right to exercise previously granted stock options that are exercisable as of December 31, 2006 during the 90 day period beginning on the later of (i) February 1, 2007 or (ii) the first day on which trading is permitted after TDS removes any blackout period to which Ms. Helton may be subject.  TDS agreed to pay Ms. Helton 25% of the value of her 2005 restricted stock units that would have otherwise vested in full on December 15, 2007.  Pursuant to this agreement, following her separation, Ms. Helton will receive a cash payment equal to twelve months of her current salary and the cash equivalent of twelve months of healthcare coverage.

The foregoing brief description is qualified by reference to the copy of the employment agreement and general release attached hereto as Exhibit 99.4, which is incorporated by reference herein.

Item 5.03.               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 4, 2006, TDS amended its bylaws effective January 1, 2007 to revise the description of the position of Chief Financial Officer and Chief Executive Officer to clarify and revise direct reports and responsibilities, and to separate the office of Chief Accounting Officer and Controller.

The foregoing brief description is qualified by reference to the copy of the amended TDS bylaws attached hereto as Exhibit 99.5, which are incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Telephone and Data Systems, Inc.

(Registrant)

Date: December 6, 2006

By:	/s/ D. Michael Jack
D. Michael Jack
Senior Vice President and Corporate Controller

EXHIBIT INDEX

The following exhibits are filed or furnished herewith as noted below.

Exhibit
No.	Description
99.1	Press Release dated December 4, 2006 re: resignation of Sandra Helton

99.2	Press Release dated December 4, 2006 re: appointments of Kenneth R. Meyers and Steven T. Campbell

99.3	Retention Agreement dated December 4, 2006 between TDS and Kenneth R. Meyers

99.4	Employment Agreement and General Release dated November 30, 2006 between TDS and Sandra L. Helton and amendment thereto dated December 4, 2006

99.5	Amended and Restated Bylaws of TDS